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                                                                  EXHIBIT 99.01

                             PITT-DES MOINES, INC.

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3400 Grand Avenue, Pittsburgh, Pennsylvania 15225 412-331-3000 FAX 412-331-7403

Pitt-Des Moines, Inc. (PDM(Registration Mark)) is a diversified engineering and construction company that also processes and distributes a broad range of carbon steel products. PDM has three business segments: the Engineered Construction Division, Steel Construction and Steel Service Centers. PDM has sales offices and plant facilities located primarily in the United States.
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                                 NEWS RELEASE

For further information, contact: T. R. Lloyd, General Counsel or R. A. Byers,
                            Vice President Finance


       PITT-DES MOINES, INC. REPORTS DEPARTMENT OF JUSTICE INVESTIGATION



     PITTSBURGH, PA, June 24, 1996 -- Pitt-Des Moines, Inc. (AMEX: PDM) today reported that the Company is cooperating with the U.S. Department of Justice,

whose antitrust division is conducting an investigation of potentially criminal bidding activities in the steel bridge fabrication industry. The Company became aware of the investigation of it, and others, with the Justice Department's service of a subpoena at the Company's Bridge Division on June 20, 1996,

requesting the production of certain Company information and documents.



     PDM is confident that this investigation will find that PDM has conducted its business, and continues to conduct is business, in compliance with all laws.



     PDM is a diversified engineering and construction company that also processes and distributes a broad range of carbon steel products. PDM has sales offices and plant facilities located throughout the United States in three principal lines of business -- the Engineered Construction Division the Steel

Service Centers Division and the Steel Construction Division which includes PDM

Bridge Division.










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